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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 15, 2007



                          STANDARD MOTOR PRODUCTS, INC.
             (Exact Name of Registrant as Specified in its Charter)



           NEW YORK                        1-4743             11-1362020
        (State or Other                (Commission           (I.R.S. Employee
Jurisdiction of Incorporation)         File Number)       Identification Number)



           37-18 NORTHERN BOULEVARD, LONG ISLAND CITY, NEW YORK 11101 (Address of Principal Executive Offices, including Zip Code)



        Registrant's Telephone Number, including Area Code: 718-392-0200




                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 15, 2007, the Board of Directors of Standard Motor Products, Inc. (the "Company"), upon recommendation of the Nominating and Corporate Governance Committee, voted to appoint Pamela Forbes Lieberman as a new director to the Board of Directors. Ms. Lieberman will serve until the next election of directors at the Company's 2008 annual meeting of stockholders. Ms. Lieberman has joined the Company's Board as an independent director, and will serve as a member of each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation and Management Development Committee. There is no arrangement or understanding between Ms. Lieberman and any other person pursuant to which Ms. Lieberman was appointed as a director of the Company, and there are no related party transactions between Ms. Lieberman and the Company.

Ms. Lieberman is eligible to participate in all compensation plans available to the Company's other independent directors. In addition, pursuant to the Standard Motor Products, Inc. 2006 Omnibus Incentive Plan, Ms. Lieberman will receive an annual restricted stock grant of 1,000 shares of the Company's common stock.

On August 20, 2007, the registrant issued a press release announcing the appointment of Ms. Lieberman as a new director. A copy of the press release is attached as Exhibit 99.1 hereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

99.1 Press release dated August 20, 2007 announcing appointment of Ms. Lieberman as a new director of Standard Motor Products, Inc.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                STANDARD MOTOR PRODUCTS, INC.


                             By: /s/ James J. Burke
                                 --------------------
                                 James J. Burke
                                 Vice President Finance, Chief Financial Officer

Date: August 20, 2007



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                                  EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION


99.1 Press release dated August 20, 2007 announcing appointment of Ms. Lieberman as a new director of Standard Motor Products, Inc.